G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
Exhibit 10.5

English Convenience Translation
Original agreement has been executed in Chinese

Maximum Mortgage Contract
No.: 150176529M250827001

Mortgagor: Gemstar Technology (Yangzhou) Co. Ltd.
Unified Social Credit Code: 91321023769142817E
Legal Representative/Person in Charge: SZETO , CHI KONG
Domicile: No. 9, Junsheng Road, Concentrated Industrial Zone, Fanshui Town, Baoying County, Zip Code:225800
Account-opening financial institution and account number: Bank of China, Fanshui Sub-branch 530058204942
Tel.: 0514-88423333 Fax: 0514-88423333
E-mail: ylzhang@uei.com, gchan@uei.com

Mortgagee: Bank of China Limited, Baoying Sub-branch
Legal Representative/Person in Charge: Chen Minjie
Domicile: No. 915, Ye Ting Road, Baoying County Zip Code: 225800
Tel.: 0514-88121417 Fax: 0514-88121417

The Mortgagor voluntarily mortgages the properties listed in the attached “Collateral List”, of which it is entitled to the legal right to dispose, for the Mortgagee’s rights as a creditor, in order to guarantee fulfillment of the obligations under the Master Contract referred to in Article 1 hereof. This Contract is entered into and concluded by and between both parties through equal negotiation. Unless otherwise agreed herein, interpretation of the words herein shall be determined according to the Master Contract.

Article 1 Master Contract

The Master Contract hereof refers to:

The loan, trade financing, guarantee, funding business and other credit business contracts (collectively referred to as “Individual Contract”) signed by and between the Mortgagee and the Debtor Gemstar Technology (Yangzhou) Co. Ltd. during the period from September 1, 2025 to August 26, 2028, and the amendments or supplements thereto, which specify that they belong to the Master Contract hereunder.

Article 2 Principal Creditor's Rights and Their Occurrence Period

The creditor's rights actually occurred under the Master Contract during the following period (unless occurrence period is determined or agreed upon in accordance with laws) and the creditor's rights already occurred between the Debtor and the Mortgagee before effectiveness hereof shall constitute the principal creditor’s rights hereof:

The period from September 1, 2025 to August 26, 2028 as specified in Article 1 hereof.

Article 3 Maximum Amount Related to Guaranteed Creditor's Rights

1. Balance of the maximum principal related to the creditor’s rights guaranteed hereunder is:
Currency: RMB.
(in words) Two Hundred and Four Million Two Hundred and Ten Thousand Yuan Only.
(in figures) ￥ 204,210,000.00.

2. If the principal creditor’s rights are determined to belong to that guaranteed hereunder on the expiration date of the occurrence period of such rights as specified in Article 2 hereof, such interest (including interest, compound interest and

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
penalty interest), liquidated damages, damages, expenses for custody of guaranteed properties and for realizing the creditor's rights (including but not limited to litigation, lawyer’s, notary and execution costs and fees, etc.), losses caused to the Mortgagee due to the Debtor's breach of Contract, and all other payable expenses as occurred based on the principal of the debts related to the principal creditor’s rights shall also belong to the guaranteed creditor's rights, and their specific amount shall be determined upon their payment.

The sum of the debts determined based on the above two provisions shall be the maximum amount of debts guaranteed hereunder.

Article 4: Collateral

Please refer to the attached "Collateral List" for the information on collateral.

During the mortgage period, if any collateral is damaged, lost or expropriated, the Mortgagee may be compensated, with priority, from the insurance proceeds, indemnity or compensation received. If the performance period for the guaranteed creditor's rights is not expired, the insurance proceeds, indemnity or compensation may also be deposited.

If the collateral is a property, the Mortgagor shall timely fulfill the obligation to inform the Mortgagee of the fact that the property will be demolished when it becomes aware of the same. During the mortgage period, if the collateral is demolished and compensation for the demolished property is obtained through exchange of another property, the Mortgagor shall make negotiation with the Debtor and the Mortgagee on repayment of the main debt as required by the Mortgagee, or re-mortgage the exchanged property or other collateral and sign a new mortgage agreement as required by the Mortgagee. After the original mortgaged real estate is lost and before new collateral is registered, the Mortgagor shall have a guarantor who meets the guarantee conditions to provide guarantee as required by the Mortgagee. Where compensation is obtained for the demolished property in the form of compensation, the Mortgagee shall have the right to be compensated with priority from such compensation, or require the Mortgagor to continue using the demolition compensation as collateral property by opening a special deposit account or deposit certificate and sign corresponding deposit or deposit certificate pledge agreement.

If the collateral is the right to use rural collective operating construction land, the Mortgagor shall timely fulfill the obligation to inform the Mortgagee during the mortgage period when it becomes or shall become aware of that such land will be expropriated; If the State expropriates such land legally or if there is any other situation which may result in disappearance of the right to use the land, the Mortgagor shall repay debts to the Mortgagee with priority by using the compensation obtained, or provide other effective guarantee with sufficient value. (Remarks: This provision shall apply to the loan by mortgaging the use right to the rural collective operating construction land carried out in the pilot areas stipulated by the State in accordance with the Notice of General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the People's Republic of China on Issuance of the Opinions on Deepening the Pilot Work of Marketing The Use Right to Rural Collective Operating Construction Land (Ting Zi [2022] No. 34) and the Notice of the General Office under the Ministry of Natural Resources of the People’s Republic of China on Issuance of the Pilot Work Plan for Deepening the Pilot Work of Marketing The Use Right to Rural Collective Operating Construction Land [2023] No. 364).)

Article 5 Registration of Mortgage

The Mortgagor and the Mortgagee shall go through the formalities for registration of mortgage in and with relevant registration department within 30 days after signature hereof.

If the collateral is movable property and the main debt guaranteed is the financing funds for purchasing the collateral, within ten(10) days after the delivery of the collateral, the Mortgagor and the Mortgagee shall go to the relevant registration department to handle the mortgage registration procedures. (Note: This paragraph shall not apply if the collateral is not a movable asset and the principal creditor’s rights guaranteed is the financing amount for the purchase of the collateral)

If there is a change in the registered items of the mortgage and it is necessary to make a change registration according to law, the Mortgagor and the Mortgagee shall go to the relevant registration department to handle the change registration within 15 days from the date of the change in the registered items.

The mortgage registration fee shall be borne by the Mortgagee.

Article 6 Possession and Custody of Collateral

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
The collateral under this contract shall be possessed and kept by the Mortgagor, but all certificates of ownership of the collateral shall be entrusted to the custody of the Mortgagee. The Mortgagor agrees to accept and effectively cooperate with the Mortgagee and its appointed institutions and individuals to inspect the collateral at any time.

The Mortgagor shall properly keep, maintain and upkeep the collateral, and take effective measures to ensure the safety and integrity of the collateral; If the collateral needs maintenance, the Mortgagor shall promptly carry it out and bear the corresponding expenses.

Without the written consent of the Mortgagee, the Mortgagor shall not transfer, gift, re-mortgage, pledge, entrust, rent, lend, contribute in kind, renovate, rebuild, establish residential rights, or dispose of the collateral in whole or in part in any other way; With the written consent of the Mortgagee, the proceeds from the disposal of the collateral shall be deposited into the designated account of the Mortgagee. The Mortgagee has the right to choose the following methods for disposal: (1) Require early repayment of the debt; (2) Convert the price into a deposit pledge; (3) Require the Mortgagor to provide new collateral; If the Mortgagor transfers the collateral without the written consent of the Mortgagee, resulting in the transfer price being significantly lower than the reasonable market value, the Mortgagor shall assume the responsibility within the scope of its fault.

Article 7 Determination of the Value of the Collateral and Treatment of Its Reduction

The value of the collateral can be determined through negotiation between the Mortgagee and the Mortgagor. If a third-party appraisal company is commissioned to evaluate the value of the collateral, the Borrower is a small and micro enterprise, and the Mortgagee acts as the principal and bears the appraisal fee; The Borrower is a non-small and micro enterprise, and the Mortgagor serves as the principal and bears the evaluation fee.

The value of the collateral determined through negotiation or the value conclusion of the evaluation report of the evaluation company reviewed by the Mortgagee shall be recorded in the corresponding column of the "Collateral List" in this Contract.

If the actions of the Mortgagor are sufficient to reduce the value of the collateral before the principal creditor’s rights under this Contract are fully repaid, the Mortgagee has the right to demand that the Mortgagor cease their actions. If the value of the collateral decreases, the Mortgagee has the right to demand that the Mortgagor restore the value of the collateral or provide other guarantees equivalent to the reduced value and recognized by the Mortgagee. If the Mortgagor fails to restore the value of the collateral or provide guarantee, the Mortgagee has the right to demand that the Debtor repay the debt in advance. If the Debtor fails to fulfill the debt as required, the Mortgagee has the right to exercise the hypothec.

If the collateral is lost or its value is reduced due to natural disasters, accidents, infringement, or other reasons, the Mortgagor shall immediately take measures to prevent the loss from further expanding and notify the Mortgagee in writing immediately.

Article 8 Yield

If the Debtor fails to perform the debts due or other circumstances for the realization of the mortgage as agreed in this contract, resulting in the Mortgage being seized by the People's court in accordance with law, the Mortgagee shall have the right to receive the natural or legal yield arising from the collateral from the date of seizure, unless the Mortgagee fails to notify the obligor who shall pay off the legal yield.

The yield provided for in the preceding paragraph shall first be used to offset the costs of collecting the yield.

Article 9 Insurance for Collateral (Note: This is an optional clause, choose the following 2 items: 1. Applicable; 2. Not applicable)

The Mortgagor shall insure the collateral with an insurance company determined through negotiation with the Mortgagee in accordance with the insurance type, insurance period, and insured amount agreed upon by both parties. If the assessed value of the collateral is not less than the corresponding amount of the principal creditor’s rights guaranteed by this Contract, the insurance shall be purchased at a rate not less than the corresponding amount of the principal creditor’s rights guaranteed by this contract. If the assessed value of the collateral is lower than the corresponding amount of the principal creditor’s rights guaranteed by this contract, the insurance shall be purchased at the assessed value of the collateral. The content of the insurance policy shall meet the requirements of the Mortgagee and shall not be accompanied by restrictive conditions that harm the rights and interests of the Mortgagee. The insurance premium shall be borne by the Mortgagee /or by the Mortgagor/ .If the Borrower is a small and micro enterprise, the insurance premium shall be borne by the Mortgagee.

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements

Before the principal creditor’s rights under this Contract are fully repaid, the Mortgagor shall not interrupt, terminate, modify or change the insurance policy for any reason, and shall take all reasonable and necessary measures to ensure that the insurance specified in this Article remains valid. If the Mortgagor fails to purchase insurance or violates the aforementioned agreement, the Mortgagee has the right to decide whether to purchase insurance or continue to purchase insurance for the collateral.The insurance premium shall be borne by the Mortgagee / and the Mortgagor/ .Any losses caused to the Mortgagee due to the Mortgagor's failure to bear the corresponding insurance premium as agreed shall be recorded in the balance of the creditor's rights. If the Borrower is a small and micro enterprise, the insurance premium shall be borne by the Mortgagee.

Within / days after the signing of this Contract, the Mortgagor shall submit the original insurance policy for the collateral to the Mortgagee, and transfer the right to claim insurance benefits due to the occurrence of the insurance event to the Mortgagee. The original insurance policy shall be held by the Mortgagee until the principal creditor’s rights under this Contract are fully repaid.

Article 10 Guarantee Liability

If the Debtor fails to make payment to the Mortgagee as agreed on any normal repayment date or early repayment date under the Master Contract, the Mortgagee shall have the right to exercise the hypothec in accordance with the law and the provisions of this Contract, and shall be given priority for repayment of the collateral within the maximum amount specified in Article 3 of this Contract.

The normal repayment date referred to in the preceding paragraph is the principal repayment date, interest payment date, or the date on which the Debtor is required to pay any amount to the Mortgagee as specified in the Master Contract. The early repayment date referred to in the preceding paragraph refers to the early repayment date proposed by the Debtor with the consent of the Mortgagee, as well as the date on which the Mortgagee requests the Debtor to recover the principal and interest of the debt and/or any other payments in advance according to the contract and other agreements.

Article 11: Method and Period of Exercising Hypothec

After the occurrence of the guarantee liability, the Mortgagee has the right to exercise the hypothec on the collateral in accordance with the provisions of laws and regulations on ordinary hypothec for all or part, multiple or single principal debts that have reached the repayment period.

For each principal claim, the Mortgagee shall exercise the hypothec within its statute of limitations period; If the debt is settled in installments, the Mortgagee shall exercise the mortgage right before the expiration of the statute of limitations based on the last installment of the debt.

Article 12 Realization of Hypothec

After the occurrence of the guarantee liability, the Mortgagee has the right to negotiate with the Mortgagor to discount the collateral or use the proceeds from auctioning or selling the collateral to pay off the principal creditor’s rights first. If the agreement cannot be reached, the Mortgagee has the right to request the people's court to auction or sell the collateral in accordance with the law.

The proceeds from the disposal of the collateral shall be used to settle the principal creditor’s rights after priority payment of the disposal expenses of the collateral and the expenses that the Mortgagor shall pay or repay to the Mortgagee under this Contract.

The simultaneous existence of other security under guarantee or warranty for the principal debt outside this Contract shall not affect any right of the Mortgagee hereunder and its exercise, and the Mortgagee shall have the right to decide the order of exercise of each security right, and the Mortgagor shall assume the security responsibility in accordance with this Contract and shall not use the existence of other security and the order of its exercise as a defense against the Creditor.

Article 13 Relationship between the Contract and the Master Contract

If the Master Contract includes the Line of Credit Agreement/Master Line of Credit Agreement, any extension of the credit limit usage period/business cooperation period shall require the written consent of the Mortgagor. Without the consent or refusal of the Mortgagor, the Mortgagor shall only assume the guarantee liability for the principal creditor’s rights arising during the original credit limit usage period/business cooperation period with the collateral under this Contract, within the maximum amount of guaranteed creditor's rights specified in Article 3 of this Contract.

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements

Any changes to other contents or matters of the Line of Credit Agreement/Master Line of Credit Agreement, as well as any changes to individual agreements under it, or any changes to a single Master Contract, do not require the consent of the Mortgagor. The Mortgagor shall still assume the guarantee liability for the changed Master Contract within the maximum guaranteed debt amount specified in Article 3 of this contract, using the collateral under this Contract.

Upon mutual agreement between the Mortgagee and the Mortgagor, the maximum amount of guaranteed debt as specified in Article 3 of this Contract may be changed in writing.

If there are other mortgagees on the collateral under this Contract, without the written consent of the other mortgagees, the above changes shall not have an adverse effect on them.

Article 14 Presentation and Undertakings

The Mortgagor presents and undertakes as follows:

1. The Mortgagor is legally registered and existing lawfully, has the full capacity for civil rights and civil conduct necessary for signature and performance hereof, and is entitled to the legal ownership of or disposal rights over the collateral;

2. The Mortgagor guarantees that there is no other co-owner on the collateral, or the Mortgagor has obtained written permission from all co-owners although there are co-owners. The Mortgagor undertakes to hand over the written permission to the Mortgagee for safekeeping before signing this Contract;

3. The Mortgagor fully understands the contents of the Master Contract, and the signing and performance of this Contract are based on the Mortgagor's true intention. The Mortgagor has obtained legal and valid authorization in accordance with its articles of association or other internal management documents;

If the Mortgagor is a third party and a company, the Mortgagor shall provide the guarantee, which has been approved by the board of directors, shareholders' meeting, or shareholders' general meeting in accordance with the provisions of the company's articles of association; If the company's articles of association have limits on the total amount of guarantees and the amount of individual guarantees, the guarantees under this Contract shall not exceed the prescribed limits;

The signing and performance of this Contract will not violate any contract, agreement or other legal document that is binding on the Mortgagor. The Mortgagor has obtained or will obtain all relevant approvals, licenses, filings or registrations required for the establishment of this mortgage;

4. All documents and information provided by the Mortgagor to the Mortgagee are accurate, true, complete, and valid;

5. The Mortgagor has not concealed from the Mortgagee any security interests existing on the collateral as of the signature date hereof;

6. If a new security interest is established on the collateral, the collateral is sealed or involved in a major lawsuit or arbitration case, the Mortgagor shall promptly notify the Mortgagee;

7. If the collateral is a construction in progress, the Mortgagor promises that there is no third party which is entitled to any right to be compensated from the collateral with priority; If there is any such third party with such priority, the Mortgagor shall undertake to require the third party to issue a written statement to waive such priority and shall submit it to the Mortgagee for custody;

8. If the collateral is a property, the Mortgagor shall undertake before signature hereof that there is no third party which is entitled to the right to reside in the collateral, unless the Mortgagor has disclosed it to the Mortgagee; During the mortgage period, no occupation rights may be established over any part or all of the collateral without the written consent of the Mortgagee;

9. If the collateral is movable property, the Mortgagor promises that there are no outstanding payments or financing funds for purchasing the collateral that have not been notified to the Mortgagee, and there are no established security interests with the mortgage price as the main creditor's right on the collateral;

10. The Mortgagor undertakes that the source of the collateral is legal and the transaction does not violate the United Nations, China and other sanctions that need to be applied; the Mortgagor shall cooperate with the Mortgagee in carrying

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
out the due diligence work, and cooperate in providing and updating the information of the organization and its beneficial owners, and provide background information about the transaction.

Article 15 Event of Default and Handling

Any of the following circumstances shall constitute or be deemed as a breach hereunder by the Mortgagor:

1. The Mortgagor violates the provisions of this Contract by transferring, renting, lending, investing in physical form, renovating, rebuilding or disposing of the collateral in whole or in part in any other way;

2. The Mortgagor fails to timely handle the mortgage registration as specified in this Contract;

3. The Mortgagor obstructs the Mortgagee in any way from disposing of the collateral in accordance with the law and/or relevant provisions of this Contract;
4. In the event of a decrease in the value of the collateral as described in Article 7 of this Contract, the Mortgagor shall not restore the value of the collateral as requested by the Mortgagee, nor provide any guarantee;

5. The statements made by the Mortgagor under this Contract are untrue or Borrower is in breach of its undertakings made under this Contract;

6. The Mortgagor has breached any other provisions under this Contract concerning the rights and obligations of the Parties;

7. The Mortgagor ceases to operate or an event of dissolution, revocation or bankruptcy occurs;

8.The Mortgagor has an event of default under other contracts with the Mortgagee or other institutions of Bank of China Limited.

9. The Mortgagor refuses to cooperate with the Mortgagee in conducting due diligence, and the Mortgagor or its transaction/counterparty is suspected of money laundering, terrorist financing, nuclear weapon proliferation, violation of applicable sanctions regulations, other illegal and irregular behaviors, or the Mortgagor is included in the United Nations, China and other applicable sanctions lists or scope of sanctions.

In case of an event of default as provided for in the preceding paragraph, Mortgagee shall be entitled to take the following measures separately or simultaneously, as the case may be:

1. Requesting the Mortgagor to correct their default within a time limit;

2. Requesting the Mortgagor to use the proceeds from the disposal of the collateral for early repayment of debts or to deposit with a third party designated by the Mortgagee;

3. Reducing, suspending or terminating the credit line to the Mortgagor in whole or in part;

4. Suspending or terminating the acceptance of the Mortgagor's business applications under other contracts in whole or in part; Suspending or terminating the issuance and processing of loans and trade financing that have not yet been disbursed or processed, in whole or in part;

5. Announcing that all or part of the principal, interest, and other payable amounts of the loan/trade financing that the Mortgagor has not yet repaid under other contracts shall immediately become due;

6. Terminating or rescinding this Contract, and terminating or rescinding other contracts between the Mortgagor and the Mortgagee in whole or in part;

7. Claiming compensation from the Mortgagor for the losses caused to Mortgagee as a result of its default;

8. Exercising the hypothec;

9. Other measures deemed necessary by the Mortgagee.

Article 16 Reservation of Rights

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
The failure of either party to exercise some or all of its rights under this Contract, or to request the other party to perform or assume some or all of its obligations or liabilities, shall not constitute a waiver of such rights or a waiver of such obligations or liabilities.

Any tolerance, rollover or postponement of the exercise of rights under this Contract by one party to the other party shall not affect any rights it enjoys under this Contract and laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 17 Revision, Amendment and Termination

This Contract may be revised or amended in writing upon the consensus reached by both parties through negotiation, and any revision or amendment shall constitute an integral part hereof.

Unless otherwise provided for by laws or regulations or agreed by the Parties, this Contract shall not be terminated, until the rights and obligations hereunder are fully exercised and fulfilled.

Unless otherwise provided for by laws and regulations or agreed by the Parties, the invalidity of any Article hereof shall not affect the legal effect of other Articles.

Article 18 Governing law and Settlement of Dispute

This Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan for the purpose of this Contract).

All disputes or controversies arising from performance hereof may be settled by both parties through negotiation. In case of unsuccessful negotiation, both parties shall agree to adopt the same dispute settlement method as specified in the Master Contract.

During dispute settlement period, other terms hereof shall continue to be performed, if performance thereof is not affected by such dispute.

Article 19 Annex

The following annexes and other annexes mutually confirmed by both parties shall constitute integral parts hereof, and have the same legal effect as this Contract.

1. Collateral List;
2. ...

Article 20 Miscellaneous

1. The Mortgagor shall not assign any of its rights or obligations hereunder to any third party without the written consent of Mortgagee.

2. If the Mortgagee needs to entrust other institutions of Bank of China Limited to exercise and fulfill its rights and obligations hereunder due to business needs, the Mortgagor shall acknowledge the same. The other institution of Bank of China Limited authorized by the Mortgagee shall have the right to exercise all the rights under this Contract, and file a lawsuit with the court for any dispute hereunder or submit it to arbitration institution for arbitration

3. Without prejudice to other terms hereof, this Contract shall be legally binding on both parties and their respective legally-generated successors and assignees.

4. Unless otherwise agreed, both parties shall designate the domicile specified in this Contract as the communication and contact address, and the effective delivery address confirmed by both parties. The scope of application of the delivery address includes the delivery of various notices, agreements, and other documents during the performance of the contract by both parties, as well as the delivery of relevant documents and legal documents in case of disputes arising from this Contract (including but not limited to all litigation stages such as arbitration, first instance, jurisdiction objection and reconsideration, second instance, retrial, remand for retrial, and enforcement after civil litigation procedures, and legal documents including but not limited to various notices, arbitration awards, judgments, rulings, mediation agreements, etc.).

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
The Mortgagor agrees that the Mortgagee, arbitration institution, or court may serve relevant documents and legal documents to the Mortgagor by electronic delivery through the Mortgagor's fax or email address listed in this Contract.

If both the delivery address and electronic delivery method are agreed upon at the same time, either method can be chosen, and delivery to the address designated by the Mortgagor shall have the same legal effect as electronic delivery. If multiple methods are used to deliver the same matter or legal document, they all have the effect of delivery, and the first delivery date shall be deemed as the date of delivery.

If there is any change to the above address or method, the changing party shall notify the other party in writing of the changed address or method 10 working days in advance. In arbitration and civil litigation proceedings, if either party changes their address or method, it shall fulfill the obligation to serve notice of the change of address or method to the arbitration institution or court. If one party fails to fulfill the notification obligation in the aforementioned manner, the delivery address or method confirmed in this Contract shall still be deemed as a valid delivery address or method.

If a legal document cannot be actually received by one party due to inaccurate service address or method provided or confirmed by one party, failure to inform the other party and the court in a timely manner in accordance with procedures after the change of address or method of service, or refusal of the designated recipient to sign for receipt, etc., the date of service shall be deemed to be the date on which the document is returned; Where service is made directly, the date on which the person delivering the service indicates the circumstances on the receipt of service on the spot shall be deemed to be the date of service; If it is delivered electronically, it shall be deemed to be the date of delivery from the date of entering the system designated by the Mortgagor.

The provisions regarding the delivery address of relevant documents and legal documents in this clause are independent provisions of this Contract regarding the confirmation of valid delivery addresses; If this Contract is confirmed to be invalid or revoked in whole or in part, this clause shall remain valid.

5. The headings and business names under this Contract are used for convenience of reference only and shall not be used to interpret the content of the terms and the rights and obligations of the Parties.

6. The Mortgagor may consult and complain about this Contract and the business and fees under this Contract through the contact phone number of Mortgagee listed in this Contract.

Article 21 Effectiveness of Contract and Establishment of Hypothec

This Contract shall come into effect from the date when it is signed and affixed with official seals by the legal representatives or persons in charge of both parties or their authorized signatories. The hypothec shall be established upon effectiveness hereof; If registration of mortgage is required by laws, the hypothec shall be established upon registration.

This original Contract is made in triplicate, with both parties and the Debtor respectively holding one , which shall have equal legal force.

Mortgagor: Gemstar Technology (Yangzhou) Co. Ltd.

Authorized Signatory: /s/ Chi Kong Szeto

Dated: September 1, 2025

Mortgagee: Bank of China Limited, Baoying Sub-branch

Authorized Signatory: /s/ Chen Minjie

Dated: September 1, 2025

G1-02: Maximum Mortgage Contract - Corresponding to Class A, Class B and Their Individual Agreements
Annexes:
Collateral List
No.: 150176529M250827001

Name of Collateral	Quantity	Appraised Value	Ownership/Use Right Ownership (Number of the Certificate of Rights)	Location	Registration Authority
Industrial real estate 1	Area of the land with use right is 70,820 ㎡, and building area is 95,126.64 ㎡	137.16 million Yuan
Gemstar Technology (Yangzhou) Co. Ltd./Baofangquanzheng Fanshui Zi No. 9070892, Baofangquanzheng Fanshui Zi No. 9070905, Baofangquanzheng Fanshui Zi No. 9070913, Baofangzheng Fanshui Zi No. 9070920, Baofangquanzheng Fanshui Zi No. 9120662, Baoguoyong (2009) No. 119008, Baoguoyong (2010) No. 1190024, Baoguoyong (2010) No. 119000196
				Concentrated Industrial Zone, Fanshui Town	Real Estate Registration Center under Baoying County Natural Resources and Planning Bureau
Industrial real estate 2	Area of the land with use right is 45,094 ㎡, and the building area is 40,550.12 ㎡	67.05 million Yuan	Gemstar Technology (Yangzhou) Co. Ltd./Su (2021) Baoying County Real Estate Right No. 0036359	Fanshui Town Hongqi Neighborhood Committee Fansheng Group	Real Estate Registration Center under Baoying County Natural Resources and Planning Bureau
Total		204.21 million Yuan